EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in the Registration Statements of Gradall Industries, Inc. on Form S-8 (File Nos. 333-40523 and 333-58129) of our reports dated February 23, 1999, on our audits of the consolidated financial statements and financial statement schedule of Gradall Industries, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.




PricewaterhouseCoopers  LLP

Cleveland,  Ohio
March  26,  1999

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